UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On May 28, 2007, the Board of Directors (the “Board”) of Bally Total Fitness Holding Corporation (“Bally” or the “Company”) approved an incentive plan pursuant to which Don R. Kornstein, the Company’s Chief Restructuring Officer, and certain other executive officers, including Marc Bassewitz, the Company’s Senior Vice President, Secretary and General Counsel, and John Wildman, the Company’s Senior Vice President and Chief Operating Officer, will each be eligible to receive a cash incentive award (“Incentive Bonus”) in connection with the successful consummation of a plan of reorganization filed under Chapter 11 of the U.S. Bankruptcy Code as to which the Company is a debtor (the “Restructuring Plan”). The Company would implement the incentive plan by entering into Restructuring Bonus Agreements (the “Bonus Agreements”) with affected executive officers. The Bonus Agreements each set forth a maximum incentive value which is payable if the Company consummates a Restructuring Plan by September 30, 2007 (the “Target Date”) and provide for incremental monthly reductions thereafter.
     The Board set the maximum value of Mr. Kornstein’s Incentive Bonus at $2,100,000, with reductions based on the number of months after the expiration of the Target Date in which the Restructuring Plan becomes effective. If the Restructuring Plan does not become effective within eight months of the expiration of the Target Date, Mr. Kornstein will no longer be eligible to receive an Incentive Bonus.
     The Board set the maximum value of Mr. Bassewitz’s Incentive Bonus at $375,000, with reductions based on the number of months after the expiration of the Target Date in which the Restructuring Plan becomes effective. If the Restructuring Plan becomes effective after more than five months after the expiration of the Target Date, Mr. Bassewitz will be eligible to receive an Incentive Bonus of $131,250 and the Incentive Bonus will not be reduced thereafter.
     The Board set the maximum value of Mr. Wildman’s Incentive Bonus at $159,375, with reductions based on the number of months after the expiration of the Target Date in which the Restructuring Plan becomes effective. If the Restructuring Plan becomes effective after more than five months after the expiration of the Target Date, Mr. Wildman will be eligible to receive an Incentive Bonus of $55,781 and the Incentive Bonus will not be reduced thereafter.
     The foregoing summary of each Bonus Agreement is qualified in its entirety by the terms of the applicable Bonus Agreement. A form of the Bonus Agreement, as applicable to Messrs. Bassewitz and Wildman, is attached hereto as Exhibit 10.1 and incorporated herein by reference. A form of the Bonus Agreement, as applicable to Mr. Kornstein, is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 8.01 Other Events
     On May 31, 2007, the Company issued a press release (the “Press Release”) announcing that the Company had reached agreement in principle on the proposed terms of a consensual restructuring with certain holders of its 9-7/8% Senior Subordinated Notes due 2007. The Company expects to implement the proposed restructuring through a pre-packaged filing of a plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.
     A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference. The proposed terms of the pre-packaged plan of reorganization are described in the Summary of Terms and Conditions of Proposed Restructure, which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Form of Restructuring Bonus Agreement for Marc Bassewitz and John Wildman.
10.2	Form of Restructuring Bonus Agreement for Don Kornstein.
99.1	Press Release dated May 31, 2007.
99.2	Summary of Terms and Conditions of Proposed Restructure
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: June 1, 2007	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel